Exhibit 99.1

CITI TRENDS ANNOUNCES 2022 HOLIDAY SALES RESULTS

Total Sales for the nine-weeks ending December 31, 2022 of $171.9 million, in line with expectations

Q4 2022 EPS expected to be in the range of $0.78 to $0.86; EPS for the second half of Fiscal 2022 expected to be in the range of $3.80 to $3.88, or $1.02 to $1.10 as adjusted*, compared to $0.73 in the second half of Fiscal 2019, or $0.77 as adjusted*

Year-end cash balance now expected to be approximately $95 million to $105 million

Reaffirms all other components of second half Fiscal 2022 guidance

SAVANNAH, GA (January 9, 2023) — Citi Trends, Inc. (NASDAQ: CTRN), a leading specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and Latinx families in the United States, today announced results for its holiday selling period.

Total sales for the nine-week period ending December 31, 2022 of $171.9 million compared to $204.8 million in the same period in 2021 and $170.5 million in the same period in 2019, a decrease of 16.1% and an increase of 0.8%, respectively. Comparable store sales for the nine-week period ending December 31, 2022 decreased 17.5% versus the same period in 2021.

David Makuen, Chief Executive Officer, said, “We are pleased with our holiday season performance, particularly in light of the continued inflationary pressure our customers experienced. Our sales were in line with our expectations thanks to our curated, on-trend gift assortment and amazing values, which resonated with our customers. In addition, we continued to deliver strong gross margin, driven by well managed inventory levels.”

Mr. Makuen continued, “I would like to thank the entire Citi Trends team across our Buy, Move, Sell and Support functions for their exceptional and nimble execution, especially our store teams who amazed our customers up until the very last minute delivering on our Gift Big and Spend Less holiday promise. We look forward to building on our strong foundation as we kick off Fiscal 2023.”

Guidance

The Company now expects year-end cash balance of approximately $95 million to $105 million. The Company is reaffirming all other components of the guidance it previously provided for the second half of Fiscal 2022. That guidance, which included the impact of the sale-leaseback of the Roland distribution center, is detailed below. In addition, the Company now expects EPS for the fourth quarter of Fiscal 2022 to be in the range of $0.78 to $0.86. EPS for the second half of Fiscal 2022 is expected to be in the range of $3.80 to $3.88, or $1.02 to $1.10 as adjusted*, compared to $0.73 in the second half of Fiscal 2019, or $0.77 as adjusted*. At the midpoint, this guidance represents an EPS increase of approximately 425% compared to the second half of Fiscal 2019, or 38% on an adjusted* basis.

•	Expects low single digit increase in second half total sales compared to first half total sales

•	Expects gross margin to remain in the high 30s to low 40s range for the second half

•	Expects significantly less SG&A expense deleverage in the second half vs. the same period in the prior year as a result of swift expense reduction actions net of incremental lease expense from the sale-leaseback transactions

•	Expects second half operating income to be approximately in line with the second half of 2019

*Non-GAAP Financial Measures

Reconciliations of each of the non-GAAP financial measures to the most directly comparable GAAP measure are at the end of this press release.

About Citi Trends

Citi Trends, Inc. is a leading specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and Latinx families in the United States. The Company operates 612 stores located in 33 states. For more information, visit cititrends.com or your local store.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives and expectations of management for future operations and capital allocation expectations, are forward-looking statements that are subject to material risks and uncertainties. The words "believe," "may," "could," "plans," "estimate," “expects,” "continue," "anticipate," "intend," "expect," “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Statements with respect to earnings, sales or new store guidance are forward-looking statements. Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q, respectively, and any amendments thereto, filed with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic conditions, including inflation, energy and fuel costs, unemployment levels, and any deterioration whether caused by acts of war, terrorism, political or social unrest (including any resulting store closures, damage or loss of inventory) or other factors; changes in market interest rates and market levels of wages; natural disasters such as hurricanes; public health emergencies such as the ongoing COVID-19 pandemic and associated containment and remediation efforts, the potential negative impacts of COVID-19 on the global economy and foreign sourcing; the impacts of COVID-19 on the Company's financial condition, business operations and liquidity, including the re-closure of any or all of the Company’s retail stores and distribution centers; transportation and distribution delays or interruptions; changes in freight rates; the Company’s ability to attract and retain workers; the Company’s ability to negotiate effectively the cost and purchase of merchandise inventory risks due to shifts in market demand; the Company’s ability to gauge fashion trends and changing consumer preferences; consumer confidence and changes in consumer spending patterns; competition within the industry; competition in our markets; the duration and extent of any economic stimulus programs; changes in product mix; interruptions in suppliers’ businesses; temporary changes in demand due to weather patterns; seasonality of the Company’s business; changes in market interest rates and market levels of wages; the results of pending or threatened litigation; delays associated with building, remodeling, opening and operating new stores; and delays associated with building and opening or expanding new or existing distribution centers. Any forward-looking statements by the Company, with respect to guidance, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:

Tom Filandro / Rachel Schacter ICR, Inc.

CitiTrendsIR@icrinc.com

CITI TRENDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited)

The Company makes reference in this release to adjusted earnings per diluted share. The Company believes this supplemental measure reflects operating results that are more indicative of the Company's ongoing operating performance while improving comparability to prior and future periods, and as such, may provide investors with an enhanced understanding of the Company's past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for net income or earnings per diluted share prepared in accordance with generally accepted accounting principles (GAAP).

	Guidance - Fiscal 2022
Reconciliation of Diluted EPS Guidance	Fourth Quarter	Second Half
Diluted EPS guidance	$0.78 - $0.86	$3.80 - $3.88
Gain on sale-leaseback	–	$(3.58)
Tax impact of gain on sale-leaseback	–	$0.80
Adjusted diluted EPS guidance	$0.78 - $0.86	$1.02 - $1.10

	Fiscal 2019
Reconciliation of Diluted EPS	Fourth Quarter	Second Half
Diluted EPS	$0.84	$0.73
Interim CEO related expenses	$0.05	$0.05
Tax impact of interim CEO related expenses	$(0.01)	$(0.01)
Adjusted diluted EPS	$0.88	$0.77